Exhibit No. 99.1

REGIS ANNOUNCES SALE AND SUBSEQUENT FRANCHISE OF SUBSTANTIALLY ALL OF ITS MALL-BASED SALONS AND U.K. BUSINESSES
MINNEAPOLIS, October 23, 2017 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today announced it has completed the sale and franchise of substantially all of its International segment to The Beautiful Group, an affiliate of Regent, who operates as the Company’s largest franchisee.

This transaction includes the Company’s approximately 250 Regis Salons and Supercuts salons in the U.K. Regis previously announced the transaction on October 2, 2017, at the same time as announcing that it had sold and franchised substantially all of its mall-based salon business in North America to The Beautiful Group.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of June 30, 2017, the Company owned, franchised or held ownership interests in 9,008 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, SmartStyle, MasterCuts, Regis Salons, Sassoon Salon, Cost Cutters, Roosters and First Choice Haircutters. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

About Regent
Regent is a Los Angeles based private equity firm focused on transforming businesses. The firm’s strategy is to partner with management teams to create value through operational improvements. Regent's investments span the globe and operate across numerous industry verticals. For more information, please visit www.regent.co.

CONTACT: REGIS CORPORATION:
Paul Dunn
VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations, including with respect to the announced transaction, that are not historical facts. These forward- looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan."
In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of our annual report or Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-Q and 8-K and Proxy Statements on Schedule 14A.